STOCK PLEDGE AGREEMENT

This **STOCK PLEDGE AGREEMENT** is dated as of **April 5 2005**, by and between **microHelix, Inc.**, an Oregon corporation (*"Pledgor"*) and **BFI Business Finance**, a California corporation (*"Lender"*).

RECITALS

A. Lender has entered into or will enter into that certain Loan Agreement (as defined below) with Pledgor and also with **Moore Electronics, Inc.** ("MEI" or "Co-Borrower"), each of which will be a Co-Borrower under the Loan Agreement.

B. To secure the due and punctual payment and performance when due of all Indebtedness of Co-Borrower to Lender under the Loan Agreement, Pledgor has agreed to grant a security interest in the Collateral (as defined below) under this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and agreements in this Agreement and the Loan Agreement, the parties hereto agree as set forth below.

1. Incorporation by Reference. The Recitals set forth above and the documents referred to therein are incorporated herein by this reference as though set forth in full herein.

2. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned in the Loan Agreement. In addition, the following terms shall have the following meanings when used in this Agreement:

"Agreement" means this Stock Pledge Agreement, as in effect from time to time, including all amendments, modifications, supplements, exhibits or schedules hereto or thereto.

"Co-Borrower" has the meaning assigned in Recital A.

"Collateral" has the meaning assigned in Section 3 hereof.

"Pledgor" has the meaning assigned in the opening paragraph.

"Indebtedness" means Indebtedness to Lender of Co-Borrower and/or Pledgor. Indebtedness includes without limitation any and all obligations or liabilities of Co-Borrower and/or Pledgor to Lender, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all obligations or liabilities for which Co-Borrower and/or Pledgor would otherwise be liable to Lender were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; all costs incurred by Lender in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Lender and Co-Borrower and/or Pledgor or in connection with any proceeding involving Lender as a result of any financial accommodation to Co-Borrower and/or Pledgor; and all other costs of collecting indebtedness, including without limitation attorneys' fees. Pledgor agrees to pay Lender all such costs incurred by Lender, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorney fees shall be deemed a reference to reasonable fees, costs, and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys' fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise.

"Lien" includes any pledge, hypothecation, assignment, lien, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

"Loan Agreement" means that certain Loan and Security Agreement and/or Secured Promissory Note executed or to be executed in connection herewith by Pledgor and Co-Borrower, including all amendments, modifications, supplements, exhibits or schedules hereto or thereto.

"Pledged Shares" means all shares of capital stock described in **Schedule I** hereto.

"Security Interests" means the security interests in the Collateral granted hereunder.

"Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State of California as of the date hereof.

3. Grant of Security Interest. In order to secure the full and punctual payment and performance when due (upon demand or otherwise) of the Indebtedness, Pledgor hereby pledges, assigns to Lender, and grants to Lender a security interest in all of its right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"):

3.1 the Pledged Shares, and the certificates representing the Pledged Shares;

3.2 all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

3.3 all other rights and privileges appurtenant to the property described in clauses (3.1) and (3.2) above (including, without limitation, voting rights); and

3.4 to the extent not otherwise included in any of the foregoing, all cash and noncash proceeds of any and all of the foregoing.

4. Delivery of Pledged Shares.

4.1 Pledgor shall contemporaneously with the execution and delivery of this Agreement, deliver to Lender the certificates representing the Pledged Shares together with proper instruments of assignment duly executed in blank by Pledgor.

4.2 Lender may, after the occurrence of a default and such notice to Pledgor as may be reasonable under the circumstances, unless providing notice would be prejudicial to Lender due to the fraud or conversion of Pledgor, or Co-Borrower , transfer to or register in its or its nominee's name, all or any of the Collateral.

4.3 Pledgor agrees to execute upon demand by Lender any and all Financing Statements, Continuation Statements or other statements intended to perfect and/or continue Lender's security interest in the Pledged Shares, in whatsoever form Lender may require including but not limited to an abbreviated Collateral description, as provided for and defined in Division 9 of the California UCC, but Lender shall be entitled and is hereby expressly authorized to execute and file the same on Co-Borrower's behalf, and Lender is hereby appointed Co-Borrower's attorney-in-fact for such purpose.

5. Representations and Warranties. Pledgor hereby represents and warrants to Lender as of the date hereof:

5.1 Pledgor is the sole holder of record and beneficial owner of the Pledged Shares, free and clear of any Lien thereon or affecting title thereto, other than the Security Interests.

5.2 The Pledged Shares have been duly authorized and validly issued by each of the respective issuers thereof, and are fully paid and non-assessable. Pledgor has the right to pledge, assign, grant the security interests in, transfer and deliver the Pledged Shares to Lender as provided herein.

5.3 This Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms.

5.4 No consent, approval, authorization or other order of any Person is required for (a) the execution, delivery and performance of this Agreement by Pledgor or the creation and perfection of the Security Interests in the Collateral in favor of Lender as provided herein, except as have been obtained; or (b) for the exercise by Lender of the voting or other rights, powers or remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally.

5.5 Pledgor's place of business is located at the address set forth in Section 13 hereof.

5.6 The information set forth in Schedule I hereto relating to the Pledged Shares is true, correct and complete in all respects, and, except as set forth on Schedule I, there are no existing options, warrants, calls or commitments of any character whatsoever relating to any of the unissued capital shares, or any securities convertible into or exchangeable for such shares, of any of the respective issues of capital stock set forth on Schedule I.

5.7 Upon the delivery to Lender of the certificates representing the Pledged Shares, Lender will have a valid and perfected Security Interest in the Collateral, subject to no prior Lien.

5.8 Pledgor delivers this Agreement based solely on Pledgor's independent investigation of (or decision not to investigate) the financial condition of Co-Borrower and is not relying on any information furnished by Lender. Pledgor assumes full responsibility for obtaining any further information concerning Co-Borrower's financial condition, the status of the Indebtedness or any other matter that the undersigned may deem necessary or appropriate now or later. Pledgor waives any duty on the part of Lender, and agrees that Pledgor is not relying upon nor expecting Lender to disclose to Pledgor any fact now or later known by Lender, whether relating to the operations or condition of Co-Borrower, the existence, liabilities or financial condition of any third party obligated to Lender, if any, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon Pledgor's risk or Pledgor's rights against Co-Borrower. Pledgor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes without limitation the possibility that Co-Borrower may incur Indebtedness to Lender after the financial condition of Co-Borrower or Co-Borrower's ability to pay debts as they mature, has deteriorated.

6. Rights of Pledgor.

6.1 Unless (i) an Event of Default shall have occurred and be continuing; and (ii) Lender has provided Pledgor with notice that that Lender is registering the Pledged Shares in its own name:

(a) Pledgor may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, that Pledgor shall not exercise or, as the case may be, shall not refrain from exercising such right if, in Lender's judgment, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Shares; and provided, further, that whether or not an Event of Default has occurred or Lender has given notice that it is registering the Pledged Stocks in its own name, Pledgor shall in any event give Lender at least five (5) days' prior written notice of the manner in which Pledgor intends to exercise, or the reasons for refraining from exercising, any such right, if the vote involves the sale by Pledgor of all or substantially all of the Pledged Shares, the merger of Co-Borrower with any other company or the acquisition of all or substantially all of the stock or assets of another company.

(b) Pledgor may, from time to time, receive and retain for Pledgor's own use all cash dividends (except cash dividends paid or payable in respect of the total or partial liquidation or dissolution of an issuer) paid on the Pledged Shares; provided, however, that until actually paid, all rights to such dividends shall remain subject to the Security Interests. All dividends (other than those cash dividends which Pledgor may retain pursuant to the immediately preceding sentence) and all other distributions in respect of, or in

exchange for, any of the Pledged Shares shall forthwith be paid or delivered to Lender and held by Lender subject to its Security Interest and, if received by Pledgor, shall, until paid or delivered to Lender, be segregated from the other funds and property of Pledgor and held in trust for Lender subject to its Security Interest.

(c) For so long as Pledgor is entitled to exercise any rights under sections (a) and (b), Lender will: (A) use reasonable efforts to send to Pledgor promptly any notices and other communications received by Lender, or any nominee of Lender, in respect of any Pledged Shares registered in Lender's or such nominee's name and (B) as soon as reasonably practicable after receipt of a written request therefor from Pledgor together with a certificate stating that no Event of Default has occurred and is continuing, deliver to Pledgor such proxies and other instruments in respect of such Pledged Shares (in form and substance satisfactory to Lender) as shall be so requested.

(d) All of Pledgor's rights under Section 6.1 shall cease automatically if an Event of Default shall have occurred and be continuing.

7. Covenants and Further Assurances. Pledgor covenants and agrees that until termination of this Agreement:

7.1 Pledgor will not, without the prior written consent of Lender, sell, assign, transfer or otherwise dispose of or create or permit to exist any Lien (other than the Security Interests) upon or with respect to any Collateral.

7.2 Pledgor will defend the title to the Collateral and the Security Interests against the claim of any Person claiming any adverse interest therein, and will otherwise maintain and preserve such Security Interests.

7.3 Unless Pledgor shall have given Lender not less than thirty (30) days' prior notice thereof, Pledgor will not change (a) its name; or (b) the location of its place of business.

7.4 Pledgor will, promptly upon receipt thereof, send to Lender copies or any notices and other communications received by Pledgor with respect to any Pledged Shares registered in Pledgor's name.

7.5 After the occurrence of an Event of Default, Pledgor will, at Pledgor's expense, execute, endorse, acknowledge and deliver to Lender, or as Lender may otherwise direct, all such proxies, stock powers, , certificates, legal opinions, instruments and other documents and take such action, and do or cause to be done all such other things, as Lender may, from time to time, deem necessary or advisable, or may reasonably request, in order to give full effect to this Agreement and to protect and enforce the rights intended to be granted to Lender hereunder.

7.6 Pledgor will, at Pledgor's expense, execute, endorse, acknowledge and deliver to Lender, or as Lender may otherwise direct, all such financing and continuation statements, as Lender may, from time to time, deem necessary or advisable, or may reasonably request, in order to give full effect to this Agreement and to protect and enforce the rights intended to be granted to Lender hereunder.

7.7 To the extent permitted by applicable law, Pledgor hereby authorizes Lender to execute and file, in the name of Pledgor or otherwise, Uniform Commercial Code financing and continuation statements (which may be photocopies of this Agreement) which Lender in its sole and absolute discretion may deem necessary or advisable.

8. Lender May Perform. If Pledgor fails to perform any act required by this Agreement, Lender may (in Pledgor's name or otherwise) perform, or cause performance of, such act, and the expenses of Lender incurred in connection therewith shall be payable by Pledgor under Section 12 hereof.

9. Remedies.

9.1 If an Event of Default shall have occurred and be continuing, in addition to the rights and remedies of a secured party under the Uniform Commercial Code (and to the extent permitted by applicable law), Lender is hereby authorized and empowered, at its election:

(a) to transfer to or register in its or its nominee's name all or any part of the Collateral not previously transferred or registered under Section 4.2 hereof;

(b) to exercise all rights (including, without limitation, voting rights) and privileges with respect thereto;

(c) to demand, sue for, collect, receive and give acquittance for any and all cash dividends or other distributions or monies due or to become due upon or by virtue thereof, and to settle, prosecute or defend any action or proceeding with respect thereto;

(d) to sell, transfer, assign or otherwise dispose of and deliver all or any part or the Collateral, in each case in one or more parcels and at the same or different times, applying the proceeds actually received therefrom (after deduction of expenses pursuant to Section 12) to the payment of the Indebtedness in such order as Lender may determine; and

(e) otherwise to act with respect to the Collateral or the proceeds thereof as though Lender were the outright owner thereof, Pledgor hereby irrevocably constitutes Lender as its proxy and attorney-in-fact, with full power of substitution to do so.

9.2 Lender shall give Pledgor not less than ten (10) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except that with respect to any Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, no notice shall be necessary. Pledgor agrees that such notice, where required, constitutes "reasonable notification" within the meaning of Article 9 of the Uniform Commercial Code, including without limitation Sections 9610, 9611, 9612, 9613 and 9614 of the Uniform Commercial Code.

(a) Any sale may be public or private, at any exchange, broker's board or elsewhere, for cash or on credit or for future delivery and on such terms and at such price or prices and on such terms as Lender may deem reasonable. Any sale hereunder may be conducted by an auctioneer or any officer, employee, attorney or agent of Lender. To the extent permitted by applicable law, Lender may be the purchaser of all or any Collateral so sold. Each purchaser of all or any Collateral so sold shall hold such Collateral in its own right, free from any claim or right of Pledgor, including any right or equity of redemption, which right or equity is, to the extent permitted by applicable law, hereby waived and released. Lender reserves the right to reject any and all bids at such sale, which, in its sole discretion, it shall deem unacceptable.

(b) Except as otherwise expressly provided in this Agreement or as may be required by applicable law, demands of performance, notices of sale, advertisements and the presence of property at sale are hereby waived.

(c) Any such sale may be held at such time or times and at such place or places as Lender may determine, to be specified in the notice of sale, if any. Lender shall not be obliged to make any such sale pursuant to any such notice. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned by announcement at the proposed sale, and such sale may be made at any time or place to which the same may be so adjourned.

9.3 If, at any time Lender shall determine to exercise its right to sell the whole or any part of the Collateral hereunder, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended, (the "Act") Lender may, in its sole and absolute discretion (subject only to applicable requirements of law), sell such collateral or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Section 9, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event Lender in its sole and absolute

discretion may (i) proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act (or similar statute); (ii) approach and negotiate with a single possible purchaser to effect such sale; (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Collateral or part thereof; and (iv) require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (A) as to the financial sophistication and ability of any Person permitted to bid or purchase at sale, (B) as to the content of legends to be placed upon any certificates representing the Collateral sold in such sale, including restrictions on future transfer thereof, (C) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about the respective Pledgor or any of the issuers of the Pledged Shares, such Person's intentions as to the holding of the Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (D) as to such other matters as Lender may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Uniform Commercial Code and other laws affecting the enforcement of creditors' rights and the Act (or similar statute) and all applicable state securities laws. Pledgor will execute and deliver such documents and take such other action as Lender deems necessary or advisable in order that any such sale may be made in compliance with law.

9.4 Pledgor acknowledges that, notwithstanding the legal availability of a private or a public sale subject to restrictions of the character described above, Lender may, in its sole discretion, elect to seek registration of the Collateral under the Act (or similar statute or any applicable state securities laws) in accordance with its rights under this Section 9. In the event of any such sale under the circumstances described in this Section 9, Lender shall incur no responsibility or liability for selling the whole or any part of the Collateral at a price which Lender may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sales were deferred until after registration as aforesaid. Pledgor hereby acknowledges that any sale of any of the Collateral which has not been registered under the Act may be for a price less than that which might have been obtained had the Collateral been registered under the Act.

9.5 Pledgor agrees that Pledgor will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent Pledgor lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise by Lender of any one or more such rights, powers or remedies.

9.6 To the extent applicable, Pledgor agrees to indemnify and hold harmless, and to use Pledgor's best efforts to cause each Person that issued the securities sold pursuant to this Agreement to agree to indemnify and hold harmless, Lender and each Person who controls Lender within the meaning of either the Act or the Securities Exchange Act of 1934 (each an "Indemnitee") against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnitee may become subject under the Act, the Securities Exchange Act of 1934 or other Federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Collateral as originally filed or in any amendment thereof, or in any preliminary prospectus or the prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Pledgor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to such Pledgor by or on behalf of Lender specifically for use in connection with the preparation thereof; and provided further that the foregoing indemnity with respect to any untrue statement contained in or omission from a prospectus shall not apply if (a) it is finally determined that the person asserting such loss, claim, damage or liability was not sent or given a copy of an amended or supplemented prospectus at or prior to the time of the sale of the Collateral to such person; (b) Pledgor shall have delivered to Lender such amended or supplemented prospectus in a timely manner; and (c) the untrue statement contained in or omitted from the prospectus delivered to such person was corrected in such amended or

supplemented prospectus. Nothing in this Section 9.6 shall require Pledgor to indemnify Lender for any documents prepared by Lender or for any violations of securities laws by Lender in connection with the sale of the Pledged Shares by Lender.

9.7 Lender agrees to indemnify and hold harmless each Pledgor, each person that issued the securities sold pursuant to this Agreement, each of their officers who signs such registration statement and each Person who controls any such Person within the meaning of either the Act or the Securities Exchange Act of 1934, to the same extent as the indemnity from Pledgor set forth above, but only with reference to written information relating to Lender furnished to Pledgor or such Person by Lender specifically for inclusion in the documents referred to in the foregoing indemnity.

10. Exoneration of Lender.

10.1 Other than the exercise of reasonable care in the custody of the Collateral, Lender shall have no responsibility for or duty with respect to any Collateral or any matter or proceedings arising out of or relating thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

10.2 In exercising or refraining from exercising its rights hereunder, Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by Lender in good faith.

10.3 Lender may consult with legal counsel, and shall be fully protected in taking, or omitting to take, any action in good faith reliance thereon.

10.4 Neither Lender nor any of its directors, officers, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for their own gross negligence or willful misconduct, and Lender shall not be liable for any error of judgment made by it in good faith.

11. Assignment. Pledgor may not assign its rights under this Agreement, and any attempted assignment shall be null and void. Lender may assign all or part of its rights under this Agreement to any Person to whom it assigns or transfers all or part of its rights or obligations under the Loan Agreement in accordance therewith, and, in any such case, the assignee or transferee shall be entitled to exercise Lender's rights hereunder, or, as applicable, part thereof.

12. Expenses. Pledgor will forthwith upon demand pay to Lender all costs and expenses (including all legal fees and expenses) Lender may suffer or incur in connection with (a) the preparation and administration of this Agreement; (b) the custody or preservation of the Collateral and the validity, perfection, and priority of any Security Interests; (c) the failure of Pledgor to perform or observe any provisions of this Agreement; (d) any action taken by Lender under Section 8; and (e) the exercise or enforcement or attempted exercise or enforcement by Lender of any of its rights, powers or remedies hereunder. All such expenses (together with any indemnity amounts under Section 9) shall be deemed additional Indebtedness.

13. Notices.

13.1 Except as otherwise provided herein, any notice hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon receipt after transmittal by hand or by Federal Express or similar service, or by facsimile transmission, or five (5) Business Days after deposit in the United States mail, registered mail, with proper postage prepaid, and addressed to the party to be notified at the following addresses (or such other address as such party shall designate by notice to the other party hereunder):

If to Lender:	BFI Business Finance Attn: David Drogos, President 1655 The Alameda San Jose, California 95126 Phone: 408.288.4010 Fax: 408.288.4018
If to Pledgor:	microHelix, Inc. Attn: Tyram H. Pettit, President 16125 SW 72nd Avenue Portland, OR 97224 Phone: 503-968-1600 Fax: 503-639-0330

14. Governing Law; Submission to Jurisdiction.

14.1 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

14.2 Any legal action or proceeding with respect to this Agreement or the Collateral, may be brought in any State or Federal court located in Santa Clara County, California and Pledgor hereby accepts the non-exclusive jurisdiction of such courts.

14.3 To the extent permitted by applicable law, Pledgor irrevocably waives trial by jury and any objection Pledgor may have at any time to the venue of any such action or proceeding.

15. Waivers.

15.1 Pledgor waives any right to require Lender to:

(a) proceed against any person, including Co-Borrower or any third party obligated to Lender, if any;

(b) proceed against, or exhaust any collateral held from, Co-Borrower or any other person;

(c) give notice of the terms, times and place of any public or private sale of personal property security held from Co-Borrower or Pledgor comply with any other provision of Article 9 of the Uniform Commercial Code, including without limitation Sections 9602, 9610, 9611, 9612, 9613 and 9614 of the Uniform Commercial Code;

(d) pursue any other remedy in Lender's power; or

(e) make any presentment, demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor in connection with any obligation or evidence of indebtedness held by Lender as security, in connection with any obligation or evidence of indebtedness which constitutes in whole or in part the obligation secured by the Collateral.

15.2 Pledgor waives its rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Pledgor by reason of Sections 2787 to 2855 of the California Civil Code, including any defenses arising by reason of:

(a) the incapacity, lack of authority, death or disability or other defense of Co-Borrower or any other person including, but not limited to, the insolvency or bankruptcy of Co-Borrower, or any other person, or any stay in connection with any such bankruptcy proceedings, or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of Co-Borrower or any other person;

(b) the cessation from any cause whatsoever, other than payment in full, of the obligations of Co-Borrower or any other person;

(c) the application by Co-Borrower or Pledgor of the proceeds of any obligation secured by the Collateral other than the purposes represented by Co-Borrower or Pledgor to Lender or intended or understood by Lender, Co-Borrower or Pledgor;

(d) any act or omission by Lender which directly or indirectly results in or aids the discharge or release of Co-Borrower, Pledgor or any other person, any obligation secured by the Collateral by operation of law or equity or otherwise; or

(e) any modification of any obligation secured by the Collateral, in any form whatsoever including, without limitation, the renewal, extension, acceleration or other change in time for payment of such obligations, increase or decrease of the rate of interest thereon, or other change in the terms of such obligations or any part thereof.

15.3 Pledgor waives all rights that Pledgor may have, under any requirement of law or equity, that Lender exhaust any other security for the obligations before proceeding under the Collateral.

15.4 Pledgor hereby waives any defense arising by reason of any claim or defense based upon an election of remedies by Lender or other related defenses, which, in any manner, impairs, affects, reduces, releases, destroys and/or extinguishes Pledgor's subrogation rights, rights to proceed against Co-Borrower for reimbursement, and/or other rights of Pledgor to proceed against Co-Borrower, against any other third party obligated to Lender, if any, or against any other person or security including, but not limited to, any defense based upon an election of remedies by Lender under all the provisions of the California Code of Civil Procedure. As an illustration, without limiting the foregoing, Pledgor waives and relinquishes all rights, remedies, and defenses that Pledgor may have:

(a) under any law which may limit the amount of a deficiency judgment based on any obligation secured by the Collateral;

(b) under any bar to deficiency judgments;

(c) any requirement of law that Lender exhaust any other security for the obligations secured by the Collateral before proceeding against Pledgor;

(d) under any law which may prohibit Lender from enforcing its rights and remedies against Pledgor by both a private trustee's sale and an action in court;

(e) under any law which requires that a court action to enforce Lender's rights be an action to foreclose the Collateral; and

(f) by reason of an election of remedies by Lender, including but not limited to the exercise of nonjudicial or judicial remedies against Co-Borrower or any third party obligated to Lender, if any, or Co-Borrower's or any third party's real and/or personal property, or any other security for the obligations secured by the Collateral or for any third party obligations therefor in whatever order or manner Lender may determine, which may, in any manner, impair, affect, reduce, release, destroy, and/or extinguish Pledgor's subrogation rights, rights to proceed against Co-Borrower for reimbursement, and/or other rights of Pledgor to proceed against Co-Borrower, any third party obligated to Lender, if any, or against any other person or security including, without limitation, any loss of rights that Pledgor may suffer in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging indebtedness of or remedies against Co-Borrower or any other person. Pledgor agrees that if all or a portion, of the obligations secured by the Collateral (or any third party obligations thereof) are at any time secured by any other deed of trust or other interest in real property, Lender, in its sole discretion and without notice or demand and without affecting the security of the Collateral, may exercise all the rights and remedies against Co-Borrower or any third party obligated to Lender, if any, Co-Borrower's or any third party's real and personal property, and any other security for the obligations secured by the Collateral or for any third party obligations therefor in whatever order or manner Lender may determine. Without limiting the generality of the foregoing or any other provisions hereof, Pledgor hereby expressly waives any and all benefits that

might otherwise be available to Pledgor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433 (as such sections may be amended or recodified from time to time), and California Code of Civil Procedure Sections 580a, 580b, 580d and 726 (as such sections may be amended or recodified from time to time). Pledgor hereby acknowledges and understands that Lender may obtain a judgment against Pledgor of the entire obligation or any deficiency balance thereof upon foreclosure of the real or personal property without regard to the fair market value of the property, the method of foreclosure or the fact that the obligation arises from a purchase money transaction.

15.5 Pledgor waives and releases any and all rights of subrogation, reimbursement, indemnity or contribution that it may now or hereafter have against:

(a) Co-Borrower, any third party obligated to Lender, if any or any person who now or hereafter has direct or contingent liability (whether by contract, at law or in equity) for all or any portion of the obligations secured by the Collateral; or

(b) against any property which now or hereafter serves as collateral security for the obligations secured by the Collateral. If and to the extent such waiver and release is unenforceable, Pledgor hereby agrees that all such rights of subrogation, reimbursement, indemnity and contribution shall be junior and subordinate to the right of Lender to obtain payment and performance of the obligations secured by the Collateral and to all rights of Lender in and to any property which now or hereafter serves as collateral security for such obligations.

16. Understanding with Respect to Waivers. Pledgor warrants and agrees that each of the waivers set forth above are made with Pledgor's full knowledge of their significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which Pledgor otherwise may have against Co-Borrower, Lender or others, or against collateral, and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of the waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.

17. General.

17.1 Lender may perform any of its duties hereunder by or through agents or employees.

17.2 This Agreement shall be binding upon Pledgor and its successors, and shall inure to the benefit of, and be enforceable by, Lender and its successors, transferees and assigns.

17.3 This Agreement may not be waived, altered, modified or otherwise amended, in whole or in part, except in writing duly signed for and on behalf of Lender and Pledgor.

17.4 All rights, powers and remedies of Lender under this Agreement or now or hereafter existing at law, in equity, by statute or otherwise are cumulative, not exclusive, and enforceable alternatively, successively or concurrently and at such times as Lender deems expedient.

17.5 No failure or delay on Lender's part in exercising any right, power or remedy of Lender under this Agreement or now or hereafter existing at law, in equity, by statute or otherwise, and no notice or demand which may be given to or made upon Pledgor by Lender with respect to any such right, power or remedy, shall constitute a waiver thereof, or limit or impair Lender's right to take any action or to exercise any right, power or remedy, without notice or demand, or prejudice Lender's rights as against Pledgor in any respect.

17.6 Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.7 This Agreement may be signed in counterparts, each of which shall be an original, but all of which shall constitute a single instrument.

17.8 An Event of Default under the terms of any indebtedness or other obligation owing by Co-Borrower or Pledgor to Lender shall also be an Event of Default under this Agreement.

17.9 At such time as any obligations owing by Co-Borrower and Pledgor to Lender have been fully and finally paid, Lender shall return all Collateral to Pledgor and terminate any UCC-1 Financing Statements filed in connection with the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be duly executed as of the date first above written.

microHelix, Inc. ("Pledgor")

By: Tyram H. Pettit
Its: President and CEO

ACCEPTED:

BFI Business Finance ("Lender")

By: David Drogos
Its: President

SCHEDULE I

Issuer	Class of Shares	Number of Shares Pledged	Certificate Numbers	Liquidation or Par Value
Moore Electronics, Inc.	Common	100	7	N/A

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of Santa Clara

On April 5th, 2005, before me, Oanh T. Nguyen
(Date) (Name and Title of Officer (e.g. "Jane Doe, Notary Public"))

personally appeared Tyram H Pettit and David Droge
(Name(s) of Signer(s))

- ☐ personally known to me
- ☑ proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

OANH T. NGUYEN
COMM. NO. 1454971
NOTARY PUBLIC - CALIFORNIA
SANTA CLARA COUNTY
COMM. EXPIRES DEC. 8, 2007

WITNESS my hand and official seal.

Place Notary Seal Above

Oanh Nguyen
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: ________

Document Date: ________ Number of Pages: ________

Signer(s) Other Than Named Above: ________

Capacity(ies) Claimed by Signer

Signer's Name: ________

- ☐ Individual
- ☐ Corporate Officer – Title(s): ________
- ☐ Partner - ☐ Limited ☐ General
- ☐ Attorney in Fact
- ☐ Trustee
- ☐ Guardian or conservator
- ☐ Other: ________

Signer is Representing: ________

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